UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 4, 2008

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION
             (Exact name of Registrant as specified in its charter)



        Delaware                        0-26224                 51-0317849
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
incorporation or organization)                               Identification No.)


                              311 Enterprise Drive
                              Plainsboro, NJ 08536
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (609) 275-0500

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On March 5, 2008, Integra LifeSciences Holdings Corporation (the "Company") borrowed $120 million under its senior secured revolving credit facility. As a result of this borrowing, the Company has $120 million of outstanding borrowing under its credit facility as of the date of this filing. The Company plans to use the funds to repay the Company's 2 1/2% Contingent Convertible Subordinated Notes due 2008 (the "2 1/2% Converts") upon conversion or maturity.

The outstanding borrowing has one-month interest periods. The interest rate of the outstanding borrowing is 4.1%.

The credit facility requires the Company to maintain various financial covenants, including leverage ratios, a minimum fixed charge coverage ratio and a minimum liquidity ratio. The credit facility also contains customary affirmative and negative covenants, including those that limit the Company's and its subsidiaries' ability to incur additional debt, incur liens, make investments, enter into mergers and acquisitions, liquidate or dissolve, sell or dispose of assets, repurchase stock and pay dividends, engage in transactions with affiliates, engage in certain lines of business and enter into sale and leaseback transactions. Prior to the Company's borrowing described herein, the lenders waived certain covenants described in Item 8.01 below. The information set forth in Item 8.01 is incorporated by reference into this Item.

ITEM 8.01.   OTHER EVENTS.

As noted in our Form 12b-25 filed with the SEC on February 29, 2008, as a result of our ongoing disclosed material weakness and the delay in the filing of our audited financial statements, we were required to obtain a waiver from our lenders with respect to certain conditions under our Credit Agreement to enable us to borrow the funds necessary to repay the bondholders of the 2 1/2% Converts. On March 4, 2008, the Company entered into a waiver agreement (the "Waiver Agreement") related to that certain credit agreement, dated as of December 22, 2005 (the "Credit Agreement"), among the Company and the Lenders (as defined), including Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Citibank, N.A., successor by merger to Citibank, FSB, as Syndication Agent, and JPMorgan Chase Bank, N.A., Deutsche Bank Trust Company Americas and Royal Bank of Canada, as Co-Documentation Agents. Pursuant to the Waiver Agreement, the Lenders waived a requirement under the Credit Agreement that the Company make periodic representations relating to the continuing material weakness in the Company's internal controls, with such waiver in effect for any representations required to be made through November 14, 2008. The Lenders also extended the date for delivery of the Company's audited financial statements for the year ended December 31, 2007, among other items required by the Credit Agreement, by 30 days, so that the Company's audited financial statements must be delivered to the Lenders within 120 days of the 2007 fiscal year end. In addition, the Lenders waived the requirement that tax recapture payments made by the Company associated with the repayment of the 2 1/2% Converts in the second quarter of 2008 up to, but not exceeding $23 million, be included in Consolidated Cash Taxes for the purpose of calculating the Consolidated Fixed Charge Ratio under the Credit Agreement.

As a result of the Waiver Agreement, the Company was permitted to borrow $120 million under the Credit Agreement, as described in Item 2.03 above. The information set forth in Item 2.03 is incorporated by reference into this Item.

Statements in this Current Report on Form 8-K may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflect the Company's judgment as of the date of this report. Such forward-looking statements include, but are not limited to, the Company's ability to repay indebtedness under the Credit Agreement and the 2 1/2% Converts, and the expectations, plans and prospects for the Company. Such forward looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results, including, without limitation, the Company's inability to repay indebtedness under the Credit Agreement and the 2 1/2 % Converts when due, market conditions and other factors beyond the Company's control and the economic, competitive, governmental, technological and other factors identified under the heading "Risk Factors" included in item IA of the Company's Annual Report on Form 10-K for the year ended December 31, 2006 and information contained in subsequent filings with the Securities and Exchange Commission.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION

        Date: March 5, 2008            By: /s/ Stuart M. Essig
                                           -----------------------------
                                           Stuart M. Essig
                                           President and Chief Executive Officer